UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 24, 2005

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrants telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 1.01.	Entry into a Material Definitive Agreement

On October 24, 2005, the registrant’s board of directors elected Lawrence R. Moreau as a director and appointed him as chairman of the registrant’s audit committee effective as of October 25, 2005. On October 25, 2005, Mr. Moreau and the registrant entered into a letter agreement that provides that he will be paid an annual retainer fee of $25,000 for his service as a director and an additional annual retainer fee of $5,000 for his service as chairman of the audit committee. Mr. Moreau will also receive special board meeting fees of up to $1,500 for each special board meeting attended and $1,000 for each special audit committee meeting attended. Mr. Moreau has received an initial stock option to purchase 50,000 shares of the registrant’s common stock at an exercise price per share equal to the fair market value of the registrant’s common stock. The letter agreement provides for a contingent stock option award to be granted to Mr. Moreau upon the closing of the next equity financing provided that it raises aggregate gross proceeds for the registrant of at least $10 million and closes prior to July 1, 2006. If awarded, the option will cover that number of shares of the registrant’s common stock necessary for Mr. Moreau to retain an equivalent ownership position on a fully diluted basis as that held by Mr. Moreau immediately prior to the closing of such equity financing and will have an exercise price equal to the fair market value of the registrant’s common stock on the date of closing of the equity financing. Both stock option awards vest over three years in three equal annual installments. As a non-employee director, each year Mr. Moreau will automatically be granted an option to purchase 15,000 shares of the registrant’s common stock on the date of the annual meeting of stockholders. Each annual grant will vest upon the completion of one year of continuous service measured from the grant date. Mr. Moreau’s stock options are governed by the registrant’s 1999 Stock Incentive Plan. On October 25, 2005, the registrant and Mr. Moreau also entered into the registrant’s standard form of indemnification agreement for the registrant’s directors.

On October 24, 2005, the Board appointed John Sharp, the registrant’s Vice President, Finance, as the registrant’s Treasurer and designated Mr. Sharp as the registrant’s principal financial and accounting officer effective as of October 31, 2005. On October 27, 2005, Mr. Sharp entered into the registrant’s standard form of indemnification agreement for the registrant’s officers.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 24, 2005, the registrant’s board of directors elected Mr. Moreau to serve as a Class III Director and appointed him as the chairman of the audit committee. As a Class III Director, his term will run until the annual meeting of stockholders in 2006.

The letter agreement between the registrant and Mr. Moreau is described in Item 1.01 of this current report.

On October 24, 2005, the Board appointed John Sharp, the registrant’s Vice President, Finance, as the registrant’s Treasurer and designated Mr. Sharp as the registrant’s principal financial and accounting officer effective as of October 31, 2005.

Mr. Sharp joined the registrant in November 2004 as Vice President, Finance. From August 2000 to November 2004, he was Director of Accounting at Diversa Corporation, a publicly held biotechnology company. Prior to joining Diversa Corporation, Mr. Sharp was a Senior Audit Manager at the public accounting firm of PricewaterhouseCoopers (formerly Coopers & Lybrand) from January 1994 to August 2000. Mr. Sharp received a Bachelor of Science degree in Accounting from San Diego State University and is a Certified Public Accountant.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

99.1	Letter agreement dated October 25, 2005 between the registrant and Lawrence R. Moreau.

2.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

Date: October 28, 2005	By:	/s/ Harry Stylli
Harry Stylli, Ph.D.
Chief Executive Officer

3.

INDEX TO EXHIBITS

99.1	Letter agreement dated October 25, 2005 signed by Lawrence R. Moreau.

4.